UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2021
FASTLY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

475 Brannan Street, Suite 300
San Francisco, CA 94107
(Address of principal executive offices) (Zip code)
(844) 432-7859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2021, the Board of Directors (the “Board”) of Fastly, Inc. (“Fastly”) elected Charles Meyers as a Class II director whose term will expire at the Company’s 2024 annual meeting of stockholders and Paula Loop as a Class III director whose term will expire at the Company’s 2022 annual meeting of stockholders. There is no arrangement or understanding between Mr. Meyers and Ms. Loop, respectively, and Fastly or any other person pursuant to which they were elected as a director. Mr. Meyers has also been appointed as a member of the Compensation Committee of the Board (the “Compensation Committee”) and Ms. Loop has been appointed as a member of the Audit Committee of the Board (the “Audit Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”).

On July 8, 2021, the Board, upon the recommendation of the Compensation Committee, approved an amended and restated Non-Employee Director Compensation Policy, which is filed with the Securities and Exchange Commission (“SEC”) as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference (the “Amended Director Compensation Policy”). The Amended Director Compensation increases the Fair Market Value (as defined in the Plan) of each non-employee director’s initial restricted stock unit grant from $175,000 to $400,000 and eliminates any pro rata adjustment of that initial restricted stock unit grant based on the timing of such new director’s appointment. The Amended Director Compensation also increases the Fair Market Value increases the Fair Market Value of each non-employee director’s annual restricted stock unit award from $175,000 to $200,000.

In connection with their appointments to the Board and committees, and in accordance with the Amended Director Compensation Policy, as may be amended from time to time, Mr. Meyers and Ms. Loop will each receive an annual cash retainer of $30,000 for serving on the Board. Mr. Meyers will also receive $7,500 for serving on the Compensation Committee, paid quarterly. Ms. Loop will also receive $10,000 for serving on the Audit Committee and $3,750 for serving on the Nominating and Corporate Governance Committee, each paid quarterly. Each of Mr. Meyers and Ms. Loop will receive a restricted stock unit award for shares of the Company’s Class A common stock equivalent to $400,000 under Fastly’s 2019 Equity Incentive Plan (the “Plan”), vesting on the one-year anniversary measured from the date of grant. In accordance with the Non-Employee Director Compensation Policy, all of Mr. Meyers’ and Ms. Loop’s unvested equity awards at a time of a change of control shall vest immediately prior to the consummation of such change of control.

Mr. Meyers and Ms. Loop will enter into the Company’s standard form of indemnification agreement, which is attached as Exhibit 10.8 to the Company’s Amendment No. 2 to the Registration Statement on Form S-1 filed with the SEC on May 6, 2019 (File No. 333-230953).

The press release announcing Mr. Meyers’s and Ms. Loop’s appointment as directors of Fastly is attached hereto as Exhibit 99.1 and is filed herewith.

Item 9.01                   Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated July 12, 2021.
99.2	Amended and Restated Non-Employee Director Compensation Policy.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTLY, INC.

Dated:	July 12, 2021	By:	/s/ Adriel Lares
Adriel Lares
Chief Financial Officer